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Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK OF FORESTAR GROUP INC.

        You have received an Election Form and Letter of Transmittal (the "Election Form") pursuant to which you may make an election with respect to the type of consideration you would like to receive in connection with the merger of Force Merger Sub, Inc., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of D.R. Horton, Inc. ("D.R. Horton"), with and into Forestar Group Inc. ("Forestar") pursuant to that certain Agreement and Plan of Merger, dated as of June 29, 2017 (the "Merger Agreement"), by and among D.R. Horton, Merger Sub and Forestar.

        This form must be submitted with a properly completed and duly executed Election Form in order to make a valid election if:

  1.
  The certificate(s) for the existing shares of Forestar common stock are not immediately available; or

  2.
  The procedures for book-entry transfer cannot be completed on or before the Election Deadline.

        This form and the Election Form must be received by the Exchange Agent before the Election Deadline, which could be as early as 5:00 p.m. Eastern Time on September 27, 2017, unless extended, followed by delivery of the shares to the Exchange Agent no later than 5:00 p.m. Eastern Time on the second trading day after the Election Deadline. D.R. Horton and Forestar will issue a press release announcing the Election Deadline not more than 15 business days before, and at least five business days before, the Election Deadline. The Election Deadline is based on the closing of the transactions contemplated by the Merger Agreement, which remains subject to various conditions, including, among other things, receipt of the requisite approval of stockholders of Forestar as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the merger or as to whether the Merger Agreement will be approved by stockholders of Forestar.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by U.S. mail:	If delivering by Overnight Courier or Express Mail:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions 250 Royall Street, Suite V Canton, MA 02021

By email: canoticeofguarantee@computershare.com

        Delivery of this form to an address other than as set forth above will not constitute a valid delivery.

VOLUNTARY CORPORATE ACTIONS COY: FORE

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at one of the above addresses, or by email, prior to the Expiration Date. Deliveries to the Company, the Dealer Manager, the Information Agent or the book-entry transfer facility (as described in the Offer to Purchase) may not be forwarded to the Exchange Agent and therefore may not constitute valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

        If you have any questions regarding these materials, you should contact D. F. King & Co., Inc., the Information Agent, at (800) 290-6431.

        The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Merger Agreement, the Proxy Statement/Prospectus, dated as of August 25, 2017, related thereto, and the related Election Form (including the instructions thereto), the number of shares of Forestar common stock set forth below (the "Shares").

        The undersigned hereby acknowledges that if the Shares are not delivered to the Exchange Agent by 5:00 p.m. Eastern Time on the second trading day after the Election Deadline, the election with respect to those Shares, as set forth on the undersigned's Election Form, will not be valid and such Shares will be deemed to be "non-election" shares (as described in the Election Form).

 ELECTION OPTIONS*

        ALL STOCK ELECTION (one share of new Forestar common stock for EACH existing share of Forestar common stock (the "Stock Consideration"))

  ☐
  Mark this box to elect to make a stock election with respect to ALL of your existing shares of Forestar common stock.

        ALL CASH ELECTION (an amount in cash equal to $17.75 for EACH existing share of Forestar common stock (the "Cash Consideration"))

  ☐
  Mark this box to elect to make a cash election with respect to ALL of your existing shares of Forestar common stock.

        MIXED ELECTION (Stock Consideration for some of your existing shares of Forestar common stock and Cash Consideration for the remainder of your existing shares of Forestar common stock)

  ☐
  Mark this box to elect to make a stock election with respect to a portion of your existing Forestar common stock (one new share of Forestar common stock per existing share of Forestar common stock) and a cash election with respect to the remainder of your existing Forestar common stock (cash equal to $17.75 per existing share of Forestar common stock). Please fill in the blank to the right to designate the whole number of existing shares of Forestar common stock that you want converted into the right to receive stock consideration. If you designate a number of shares greater than the total number of shares listed on the first page of this Election Form, you will be deemed to have made an ALL STOCK ELECTION. By checking this box, you will be deemed to have made a cash election for your remaining shares of Forestar common stock.

VOLUNTARY CORPORATE ACTIONS COY: FORE

*If this form and any Election Form are inconsistent, the Election Form will control.

Number of Shares Surrendered:

Certificate Number(s) (if available):
  ☐
  Check Box if Shares Will Be Delivered by Book-Entry Transfer

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated:

Signature(s)

VOLUNTARY CORPORATE ACTIONS COY: FORE

 GUARANTEE

        The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates or book-entry shares representing the shares of Forestar common stock surrendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, by 5:00 p.m. Eastern Time on the second trading day after the Election Deadline.

Name of Firm:	(Authorized Signature)

Address:	Name:
Title:

Telephone Number: ( )	Dated:

VOLUNTARY CORPORATE ACTIONS COY: FORE

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  Exhibit 99.3
NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK OF FORESTAR GROUP INC.
ELECTION OPTIONS
GUARANTEE